Exhibit 99.1

Press Ganey Holdings, Inc.

Reports Fourth Quarter and 2015 Financial Results

BOSTON -- (BUSINESSWIRE) -- Press Ganey Holdings, Inc. (NYSE: PGND) announced financial results today for the fourth quarter and year ended December 31, 2015.

“We are pleased with our overall performance in the fourth quarter and full year 2015. Our results reflect continued strength in our core patient experience solutions complemented by a continued increase in our clients’ adoption of our integrated engagement, clinical and consulting solutions. We will continue to invest in innovation across our existing suite of solutions and adjacent markets in order to maximize value for our clients,” said Patrick T. Ryan, Chief Executive Officer of Press Ganey Holdings, Inc.

Fourth Quarter 2015 Results

•	Revenue was $85.6 million compared to $76.1 million for the same period in the prior year, an increase of 12.5%. Revenue growth consisted of 9.9% organic growth and 2.6% acquired growth.

•	Adjusted EBITDA was $30.1 million compared to $27.0 million for the same period in the prior year, an increase of 11.5%.

•

Net Income was $3.8 million compared to $5.1 million for the same period in the prior year.  Adjusted net income was $12.8 million compared to $9.8 million for the same period in the prior year, an increase of 30.3%.

•

Diluted net income per share was $0.07 compared to $0.12 for the same period in the prior year.  Adjusted diluted net income per share was $0.24 compared to $0.23 for the same period in the prior year, an increase of 6.6%.

2015 Results

•	Revenue for 2015 was $318.7 million compared to $281.6 million in 2014, an increase of 13.2%. Revenue growth consisted of 10.5% organic growth and 2.7% acquired growth.

•	Adjusted EBITDA for 2015 was $117.5 million compared to $102.6 million in 2014, an increase of 14.6%.

•	Net loss was $(36.6) million in 2015 compared to net income of $15.6 million in 2014. Adjusted net income in 2015 was $46.4 million compared to $36.3 million in 2014, an increase of 28.0%.

•

Diluted net loss per share in 2015 was $(0.75) compared to diluted net income per share of $0.36 in 2014. Adjusted diluted net income per share in 2015 was $0.95 compared to $0.84 in 2014, an increase of 13.4%.

2016 Guidance

The Company expects the following financial results for fiscal year 2016:

•	Revenue of approximately $352 million,
•	Adjusted EBITDA of approximately $134.9 million,
•	Depreciation and amortization expense of approximately $47 million,
•	Equity-based compensation of approximately $24 million, and
•	Capital expenditures of approximately $23.5 million.

These expectations include the impact of the acquisition completed in 2015 but do not reflect the impact of any potential acquisitions in 2016. These expectations also incorporate the full year impact of incremental public company expenses, as the Company completed its initial public offering in May 2015.

Conference Call Information

The Company will host a conference call on March 1, 2016 at 9 a.m. Eastern Time to discuss the fourth quarter and full year 2015 results.  To participate in the Company's live conference call and webcast, please dial 877-201-0168 (1-647-788-4901 for international participants) using conference code number 3115013, or visit investors.pressganey.com.

About Press Ganey

Press Ganey Holdings (NYSE: PGND) is a leading provider of patient experience measurement, performance analytics and strategic advisory solutions for health care organizations across the continuum of care. Celebrating 30 years of experience, Press Ganey is recognized as a pioneer and thought leader in patient experience measurement and performance improvement solutions. Our mission is to help health care organizations reduce patient suffering and improve clinical quality, safety and the patient experience. As of January 1, 2016, we served more than 26,000 health care facilities.

Forward-Looking Statements

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which relate to future, not past, events and are subject to risks and uncertainties. The forward-looking statements, which address the Company's expected business and financial performance and financial condition, among other matters, contain words such as: “believe,” “could,” “opportunities,” “continue,” “expect,” “may,” “will,”  or “would” and other words and terms of similar meaning.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about expected income; earnings; revenues; and growth.  Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.

Factors that could cause actual results to differ materially from these forward-looking statements, include, but are not limited to, the following:

•

Because our clients are concentrated in the healthcare industry, our revenue and operating results may be adversely affected by changes in regulations, a business downturn or consolidation in the healthcare industry.

•	If our clients do not continue to purchase our products and solutions, or we are unable to attract new clients, our business and operating results could be materially and adversely affected.
•	The loss of several of our large clients or a significant reduction in business from such clients would adversely affect our operating results.
•	We may not maintain our current rate of revenue growth.
•	We may be unable to effectively execute our growth strategy which could have an adverse effect on our business and competitive position in the industry.
•	We may not be able to develop new products and solutions, or enhancements to our existing products and solutions, or be able to achieve widespread acceptance of new products or solutions.
•	Technological developments could render our products and solutions obsolete or uncompetitive.
•	We may be unable to effectively identify, complete or integrate the operations of future acquisitions, joint ventures, collaborative arrangements or other growth investments.
•	We cannot assure you that we will be able to manage our growth effectively, which could have a material adverse effect on our business, financial condition, results of operations and growth prospects.
•	We operate in an increasingly competitive market, which could adversely affect our revenue and market share.
•	If we fail to promote and maintain awareness of our brand in a cost-effective manner, our business might suffer.
•	We may not be able to maintain our certification to conduct CMS mandated surveys, and this could adversely affect our business.
•	We depend on our senior management, and we may be materially harmed if we lose any member of our senior management.
•

Data security and integrity are critically important to our business, and actual or attempted breaches of security, unauthorized disclosure of information, denial of service attacks or the perception that personal and/or other sensitive or confidential information in our possession is not secure, could result in a material loss of business, substantial legal liability or significant harm to our reputation.

•

Our business and operating results could be adversely affected if we experience business interruptions, errors or failure in connection with our or third-party information technology and communication systems and other software and hardware products used in connection with our business.

•	We may be liable to our clients and may lose clients if we are unable to collect and maintain client data or if we lose client data.
•	Protection of our intellectual property may be difficult and costly, and our inability to protect our intellectual property could reduce the value of our products and solutions.
•

The agreements governing our 2015 Credit Agreement impose significant operating and financial restrictions on our company and our subsidiaries, which may prevent us from capitalizing on business opportunities, and we have pledged substantially all of our assets to secure indebtedness under our 2015 Credit Agreement.

•	Our internal control over financial reporting does not currently meet the standards required by Section 404 of the Sarbanes-Oxley Act.

A further description of these uncertainties and other risks can be found in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and its Registration Statement on Form S-1 and the accompanying prospectus filed with the Securities and Exchange Commission on May 22, 2015. These or other uncertainties may cause the Company’s actual future results to be materially different than those expressed in any forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements.

Non-GAAP Financial Measures

The Company defines Adjusted EBITDA as net income (loss) before interest expense, net, income taxes, depreciation and amortization, with further adjustments to add back (i) items that were terminated in connection with the IPO, (ii) non-cash charges, (iii) non-recurring items that are not indicative of the underlying operating performance of the business and (iv) items that are solely related to changes in our capital structure, and therefore are not indicative of the underlying operating performance of the business. The Company defines Adjusted Net Income as net income adjusted for non-cash and other non-recurring items. Management uses Adjusted EBITDA and Adjusted Net Income (i) to compare our operating performance on a consistent basis, (ii) to calculate incentive compensation for our employees, (iii) for planning purposes, including the preparation of our internal annual operating budget, (iv) to evaluate the performance and effectiveness of our operational strategies and (v) to assess compliance with various metrics associated with the agreements governing our indebtedness. We also believe that Adjusted EBITDA and Adjusted Net Income are useful to investors in assessing our financial performance because these measures are similar to the metrics used by investors and other interested parties when comparing companies in our industry that have different capital structures, debt levels and/or income tax rates. Accordingly, we believe that Adjusted EBITDA and Adjusted Net Income provide useful information to investors and others in understanding and evaluating our operating performance in the same manner as our management. Adjusted EBITDA and Adjusted Net Income are not determined in accordance with U.S. generally accepted accounting principles, or GAAP, and should not be considered in isolation or as an alternative to net income, income from operations, net cash provided by operating, investing or financing activities or other financial statement data presented as indicators of financial performance or liquidity, each as presented in accordance with GAAP.

Press Ganey Holdings, Inc.

Condensed Consolidated Statements of Operations

(Thousands of dollars, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)

Revenue	$85,615	$76,130	$318,694	$281,612
Operating expenses:
Cost of revenue	39,924	34,465	149,235	121,807
General and administrative	23,438	18,126	143,561	70,432
Depreciation and amortization	10,600	9,277	41,224	35,102
Loss on disposal of property and equipment	337	124	307	1,719
Total operating expenses	74,299	61,992	334,327	229,060
Income (loss) from operations	11,316	14,138	(15,633)	52,552
Other income (expense):
Interest expense, net	(1,242)	(4,696)	(11,163)	(19,832)
Extinguishment of debt	—	—	(1,750)	(2,894)
Management fee of related party	—	(357)	(553)	(1,047)
Total other income (expense), net	(1,242)	(5,053)	(13,466)	(23,773)
Income (loss) before income taxes	10,074	9,085	(29,099)	28,779
Provision for income taxes	6,274	4,011	7,528	13,196
Net income (loss)	$3,800	$5,074	$(36,627)	$15,583

Earnings (net loss) per share:
Basic	$0.07	$0.12	$(0.75)	$0.36
Diluted	$0.07	$0.12	$(0.75)	$0.36

Weighted average shares of common stock outstanding:
Basic	52,723	43,313	48,891	43,313
Diluted	52,965	43,313	48,891	43,313

See Supplemental Financial Data below for additional information.

Press Ganey Holdings, Inc.

Condensed Consolidated Balance Sheets

(Thousands of dollars, except per share amounts)

	December 31,	December 31,
	2015	2014
	(Unaudited)
ASSETS
Current assets:
Cash	$35,235	$6,962
Accounts receivable, net of allowances of $774 and $531 at December 31, 2015 and December 31, 2014, respectively	53,568	44,444
Other receivables	2,993	1,782
Prepaid expenses and other assets	4,603	2,741
Income taxes receivable	4,603	2,916
Total current assets	101,002	58,845
Property and equipment, net	60,262	59,610
Deferred financing fees, net	897	810
Intangible assets, net	362,465	375,391
Goodwill	411,203	402,934
Total assets	$935,829	$897,590
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$9,250	$4,279
Current portion of capital lease obligations	4,626	4,373
Accounts payable	9,420	13,232
Accrued payroll and related liabilities	15,830	11,704
Accrued expenses and other liabilities	1,969	1,581
Deferred revenue	31,555	26,208
Total current liabilities	72,650	61,377
Long-term debt, less current portion	171,226	402,888
Capital lease obligations, less current portion	4,165	6,779
Equity-based compensation liability	—	19,423
Deferred income taxes	125,179	126,479
Total liabilities	373,220	616,946
Commitments and contingencies	—	—
SHAREHOLDERS' EQUITY
Common stock, $0.01 par value; 350,000,000 and 44,800,000 shares authorized, and 52,770,722 and 43,313,200 shares issued and outstanding as of December 31, 2015 and December 31, 2014, respectively	528	433
Additional paid-in capital	598,575	270,847
Retained earnings (accumulated deficit)	(36,494)	9,364
Total shareholders' equity	562,609	280,644
Total liabilities and shareholders' equity	$935,829	$897,590

Press Ganey Holdings, Inc.

Condensed Consolidated Statement of Cash Flows

(Thousands of dollars)

	Year Ended
	December 31,
	2015	2014
	(Unaudited)
Operating activities
Net income (loss)	$(36,627)	$15,583
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	41,224	35,102
Amortization of deferred financing costs and debt discount	682	879
Equity-based compensation	86,745	8,034
Extinguishment of debt	1,750	2,894
Provision for doubtful accounts	521	289
Loss on disposal of property and equipment	307	1,719
Deferred income taxes	(1,300)	(4,807)
Changes in assets and liabilities:
Accounts receivable	(8,317)	(2,420)
Other receivables	(329)	(623)
Prepaid expenses and other assets	(1,859)	1,319
Accounts payable	(225)	(3)
Accrued payroll and related liabilities	3,774	678
Accrued expenses and other liabilities	388	342
Deferred revenue	3,594	(5,183)
Income taxes receivable	(1,687)	965
Net cash provided by operating activities	88,641	54,768
Investing activities
Acquisitions of businesses, net of cash acquired	(12,146)	(28,177)
Purchases of property and equipment	(26,197)	(19,414)
Net cash used in investing activities	(38,343)	(47,591)
Financing activities
Proceeds from the issuance of long-term debt	185,000	41,825
Payments on long-term debt	(410,769)	(67,662)
Deferred financing payments	(3,441)	(508)
Payments on capital lease obligations	(5,385)	(3,297)
Proceeds from sale of equity interests	100	500
Purchases of equity interests	(731)	(3,708)
Taxes paid for net settlements of restricted stock vesting	(12,736)	—
Distribution payments	(8,500)	—
Proceeds from the issuance of common stock in initial public offering, net of fees	234,437	—
Net cash used in financing activities	(22,025)	(32,850)
Net increase (decrease) in cash	28,273	(25,673)
Cash at beginning of period	6,962	32,635
Cash at end of period	$35,235	$6,962

Press Ganey Holdings, Inc.

Supplemental Financial Data

(Thousands of dollars, except per share amounts)

(Unaudited)

Reconciliation of Non-GAAP Items to GAAP Net Income

	Three Months Ended			Year Ended
	December 31,			December 31,
	2015	2014	% Change	2015	2014	% Change

Adjusted revenue (1)	$85,615	$76,294	12.2%	$318,694	$282,555	12.8%

Adjusted operating expenses:
Cost of revenue (2)	38,411	33,886	13.4%	134,587	118,691	13.4%
General and administrative (3)	17,100	15,410	11.0%	66,622	61,305	8.7%
Depreciation and amortization (4)	6,375	5,113	24.7%	24,608	19,119	28.7%
Loss on disposal of property and equipment (5)	—	—	—%	—	—	—%
Total adjusted operating expenses	61,886	54,409	13.7%	225,817	199,115	13.4%
Adjusted income from operations	23,729	21,885	8.4%	92,877	83,440	11.3%
Adjusted other income (expense):
Interest expense, net	(1,242)	(4,696)	(73.6)%	(11,163)	(19,832)	(43.7)%
Extinguishment of debt (6)	—	—	—%	—	—	—%
Management fee of related party (7)	—	—	—%	—	—	—%
Total adjusted other income (expense), net	(1,242)	(4,696)	(73.6)%	(11,163)	(19,832)	(43.7)%
Adjusted income before income taxes	22,487	17,189	30.8%	81,714	63,608	28.5%
Provision for income taxes (8)	9,705	7,382	31.5%	35,268	27,317	29.1%
Adjusted net income	$12,782	$9,807	30.3%	$46,446	$36,291	28.0%
Sum of Non-GAAP adjustments in Footnotes 1-7	(12,413)	(8,104)		(110,813)	(34,829)
Net tax impact of adjustments in Footnotes 1-7 (8)	3,431	3,371		27,740	14,121
GAAP net income (loss)	$3,800	$5,074		$(36,627)	$15,583

Adjusted earnings per share:
Basic	$0.24	$0.23	7.1%	$0.95	$0.84	13.4%
Diluted	$0.24	$0.23	6.6%	$0.95	$0.84	13.4%

Weighted average shares of common stock outstanding:
Basic	52,723	43,313	21.7%	48,891	43,313	12.9%
Diluted	52,965	43,313	22.3%	48,891	43,313	12.9%

Adjusted percentages of revenue
Cost of revenue	44.9%	44.4%		42.2%	42.0%
General and administrative	20.0%	20.2%		20.9%	21.7%
Income from operations	27.7%	28.7%		29.1%	29.5%
Net income	14.9%	12.9%		14.6%	12.8%

See footnotes on next page.

Press Ganey Holdings, Inc.

Supplemental Financial Data

(Thousands of dollars, except per share amounts)

(Unaudited)

Reconciliation of Non-GAAP Items to GAAP Net Income (continued)

		Three Months Ended		Year Ended
		December 31,		December 31,
Excluded items:		2015	2014	2015	2014

(1)	Revenue credits provided to clients as a result of the discontinuance of certain clinical solutions and software applications.
	Other non-comparable items	$—	$164	$—	$943

(2)

Equity-based compensation expense associated with (i) the modification of existing equity awards and forgiveness of loans associated with certain equity awards in connection with the Company’s initial public offering (“IPO”) and liquidating distribution of PG Holdco, LLC, and (ii) equity awards at the time of the Company’s IPO and subsequent equity awards granted to attract and retain employees; expense associated with executive separation agreements and targeted employee headcount reductions; and expenses related to the discontinuance of certain clinical solutions and software applications.

	Equity-based compensation, IPO related	$—	$—	$10,124	$—
	Equity-based compensation, non-IPO related	912	416	3,218	2,506
	Severance	601	—	1,306	—
	Other non-comparable items	—	163	—	610
		$1,513	$579	$14,648	$3,116

(3)

Equity-based compensation charges (noted above), expense associated with executive separation agreements and targeted employee headcount reductions, transaction costs incurred in connection with completed and potential acquisitions, and other non-comparable expenses which include costs incurred in connection with the Company’s IPO and capital structure and strategic corporate planning.

	Equity-based compensation, IPO related	$—	$—	$60,314	$—
	Equity-based compensation, non-IPO related	4,367	53	13,089	5,528
	Severance	789	1,084	789	1,084
	Acquisition expenses	626	131	945	462
	Other non-comparable items	556	1,448	1,802	2,053
		$6,338	$2,716	$76,939	$9,127

(4)	Amortization expense associated with acquired intangible assets from business combinations.
	Amortization of intangibles	$4,225	$4,164	$16,616	$15,983

(5)	Loss on disposal of property and equipment	$337	$124	$307	$1,719

(6)	Write-off of unamortized deferred financing fees, loss on original issuance discount and lender fees in connection with debt refinancings.
	Extinguishment of debt	$—	$—	$1,750	$2,894

(7)	Fees paid to the Company’s majority owner under a management agreement prior to the Company’s IPO. The management agreement was terminated upon the closing of the IPO.
	Management fee of related party	$—	$357	$553	$1,047

(8)	Provision for income taxes based on the Company’s state and federal effective tax rates, including usual non-deductible expenses.

Press Ganey Holdings, Inc.

Supplemental Financial Data

(Thousands of dollars, except per share amounts)

(Unaudited)

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA (Non-GAAP)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014

Net income (loss)	$3,800	$5,074	$(36,627)	$15,583
Interest expense, net	1,242	4,696	11,163	19,832
Provision for income taxes	6,274	4,011	7,528	13,196
Depreciation and amortization	10,600	9,277	41,224	35,102
EBITDA	21,916	23,058	23,288	83,713
Adjustments:
Equity-based compensation (1)	5,279	469	86,745	8,034
Extinguishment of debt (2)	—	—	1,750	2,894
Management fee of related party (3)	—	357	553	1,047
Acquisition expenses (4)	626	131	945	462
Severance (5)	1,390	1,084	2,095	1,084
Loss on disposal of property & equipment	337	124	307	1,719
Other non-comparable items (6)	556	1,775	1,802	3,606
Adjusted EBITDA	$30,104	$26,998	$117,485	$102,559
Adjusted EBITDA Margin	35.2%	35.5%	36.9%	36.4%

(1)

Equity-based compensation expense associated with (i) the modification of existing equity awards and forgiveness of loans associated with certain equity awards in connection with the Company’s initial public offering (“IPO”) and liquidating distribution of PG Holdco, LLC,  and (ii) equity awards at the time of the Company’s IPO and subsequent equity awards granted to attract and retain employees.

(2)	Write-off of unamortized deferred financing fees, loss on original issuance discount and lender fees in connection with debt refinancings.

(3)	Fees paid to the Company’s majority owner under a management agreement prior to the Company’s IPO. The management agreement was terminated upon the closing of the IPO.

(4)	Transaction costs incurred in connection with completed and potential acquisitions.

(5)	Expense associated with executive separation agreements and targeted employee headcount reductions.

(6)

Other non-comparable expenses related to the discontinuance of certain clinical solutions and software applications, costs incurred in connection with the Company's IPO and capital structure and strategic corporate planning.

Contacts:

Press Ganey Holdings, Inc.	Aria Marketing
Balaji Gandhi (Investors)	Kristen Berry (Media)
781-295-0390	617-332-9999 x238
IR@pressganey.com	kberry@ariamarketing.com